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                                                                     EXHIBIT 1.2


                                NRG Energy, Inc.

                           10,000,000 Equity Units(1)
              (Initially consisting of 10,000,000 Corporate Units)

                             Underwriting Agreement


                                                              New York, New York
                                                                   March 7, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Credit Suisse First Boston Corporation
CIBC World Markets Corp.
J. P. Morgan Securities Inc.
Salomon Smith Barney Inc.
As Representatives of the several Underwriters, c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1209


Ladies and Gentlemen:

         NRG Energy, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 10,000,000 Equity Units ("Equity Units") of the Company (such 10,000,000 Equity Units being referred to herein as the "Initial Securities"). The Equity Units will initially consist of 10,000,000 units (referred to as "Corporate

--------

         (1) Plus an option to purchase from the Company up to 1,500,000 additional Equity Units to cover over-allotments.




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Units") with a stated amount, per Corporate Unit, of $25 (the "Stated Amount").
The Corporate Units will initially consist of (a) a stock purchase contract (a "Purchase Contract") under which the holder will agree to purchase from the Company on May 18, 2004 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $.01 par value ("Common Stock"), of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (b) a $25 aggregate principal amount 6.5% senior debenture due May 16, 2006 of the Company (a "Debenture") issued pursuant to the Indenture (as defined below).

         The Company also proposes to grant to the Underwriters an option to purchase up to 1,500,000 additional Corporate Units to cover over-allotments (the "Option Securities"; the Option Securities, together with the Initial Securities, being hereinafter called the "Securities"). The Debentures that will initially constitute a component of the Corporate Units are hereinafter sometimes referred to as the "Underlying Debentures". In accordance with the terms of the Purchase Contract Agreement, to be dated as of March 13, 2001 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), the Underlying Debentures will be pledged by the Purchase Contract Agent, on behalf of the holders of the Securities, to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of March 13, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter called the "Shares".

         The Debentures will be issued pursuant to the Indenture, dated as of March 13, 2001 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"), as amended and supplemented by the First Supplemental Indenture to be dated as of March 13, 2001 (the "First Supplemental Indenture"), between the Company and the Debt Trustee (the Base Indenture, as supplemented and amended by the First Supplemental Indenture, being referred to as the "Indenture").

         Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of March 13, 2001, among the Company, the Purchase Contract Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Debentures may be remarketed, subject to certain terms and conditions. The Remarketing Agreement contemplates that, in connection with any such remarketing, the Company and one or more remarketing agents will enter into a Supplemental Remarketing Agreement (the


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

"Supplemental Remarketing Agreement") in substantially the form attached as Exhibit A to the Remarketing Agreement.

         As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Debentures, the Indenture and the Corporate Units.

         To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in
Section 17 hereof.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

         (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (Registration Statement No. 333-52508) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission the Final Prospectus in accordance with Rule 424(b). The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and,


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except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Closing Date the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do


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business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect"). Each of the significant subsidiaries of the Company, all of which are set forth in Schedule II (the "Subsidiaries"), has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with full corporate, limited partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a Material Adverse Effect.

         (d) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all of the outstanding shares of capital stock or other interests of the Subsidiaries held by the Company, directly or indirectly through other Subsidiaries, have been duly and validly authorized and issued and, if applicable, are fully paid and non-assessable, and are owned of record by the Company or a Subsidiary free and clear of any security interest, claim, lien or encumbrance, other than such liens or other security interests granted or created in connection with indebtedness of the projects owned by such Subsidiaries.

         (e) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

         (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

         (g) The Remarketing Agreement has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms and


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will conform in all material respects to the description thereof in the Final
Prospectus. The Supplemental Remarketing Agreement has been duly authorized by the Company and, at the date of the Supplemental Remarketing Agreement and at the Remarketing Closing Date (as defined in Schedule I to the Supplemental Remarketing Agreement), will have been duly executed and delivered by the Company.

         (h) Each of the Purchase Contract Agreement, the Pledge Agreement, the Debentures and the Indenture has been duly authorized and when executed and delivered by the Company (in the case of the Debentures, in accordance with the Indenture) will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus. The Debentures will be entitled to the benefits of the Indenture.

         (i) The Corporate Units have been duly authorized and when executed and delivered by the Company will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus. The Corporate Units and the Shares have been duly registered under the Exchange Act and have been authorized for listing on the NYSE, subject to official notice of issuance; and the issuance of the Corporate Units is not subject to preemptive or other similar rights.

         (j) The Shares issuable pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such Shares is not and will not be subject to preemptive or other similar rights.

         (k) None of the Company and the Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will be an "investment company" as defined in the


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Investment Company Act of 1940, as amended.

         (l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the other Operative Documents, except such as have been obtained under the Act, the Trust Indenture Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

         (m) None of the issuance and sale of the Securities pursuant hereto, the issuance and sale of the Shares pursuant to the Purchase Contracts and the execution and delivery by the Company of, and performance by the Company of its obligations under, the Operative Documents will conflict with, result in a breach or violation or constitute a default under (i) the charter or by-laws (or other similar documents) of the Company or any Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary is a party or is bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiary or any of their properties, except in the cases of clauses (ii) and (iii) above for any such conflict, breach, violation or default that is not reasonably likely to have a Material Adverse Effect.

         (n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         (o) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

         (p) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).


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         (q)      The Company and the Subsidiaries possess all licenses,
certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses now being operated by them, except where the failure to possess such licenses, certificates, permits or other authorizations is not reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; except in all cases as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or its property is pending or, to the knowledge of the Company, threatened that (i) is reasonably likely to have a material adverse effect on the performance of this Agreement or any other Operative Document or the consummation of any of the transactions contemplated hereby or thereby or
(ii) is reasonably likely to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (s) Except as set forth in the Final Prospectus (exclusive of any supplement thereto), neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws (or other similar document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the cases of clauses (ii) and (iii) above for any such violation or default that is not reasonably likely to have a Material Adverse Effect.

         (t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

         (u) No labor problem or dispute with the employees of the Company or


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any Subsidiary exists or, to the Company's knowledge, is threatened that is reasonably likely to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (v) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

         (w) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (x) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (y) The Company and each Subsidiary are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability (A) would not, individually or in the aggregate, have a


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Material Adverse Effect, or (B) is set forth in or contemplated in the Final
Prospectus (exclusive of any supplement thereto). Except as set forth in the Final Prospectus, neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (z) Except as set forth in the Final Prospectus and except for (i) San Francisco Thermal, Limited Partnership, (ii) Pittsburgh Thermal, Limited Partnership, and (iii) RSD Power Partners, L.P. (each of which is subject to regulation by virtue of its steam sales), none of the Company or the Subsidiaries is subject to regulation as a "steam corporation", "electric utility", "electric utility company", "utility company" or "public utility company" (collectively, "Regulated Utilities") or any similar term by any federal, state, local or foreign public utility commission or regulatory body or under any applicable federal, state, local or foreign law as a Regulated Utility other than as public utilities that have been granted market-based rates under the Federal Power Act or any state regulation applicable to "exempt wholesale generators," as defined in Section 32 of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

         (aa) None of the Company or the Subsidiaries is an "electric utility company", a "public utility company", a "holding company", a "subsidiary company" of any of the foregoing or an "affiliate" of any of the foregoing or an "affiliate" of a "subsidiary" of a "holding company" (except insofar as the Company is a subsidiary of a registered holding company), each as defined in PUHCA.

         (bb) The Company's percentage ownership interest in its facilities, operations or projects under construction as set forth in the Final Prospectus are true and accurate in all material respects as of the date presented and any changes in the Company's percentage ownership interest in its facilities, operations or projects under construction which have occurred between such date and the date of this Agreement are as set forth on Schedule III hereto.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.25 per Equity Unit, the


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amount of the Initial Securities set forth opposite such Underwriter's name in
Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,500,000 Option Securities at the same purchase price per Equity Unit as the Underwriters shall pay for the Initial Securities. Said option may be exercised only to cover over-allotments in the sale of the Initial Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. Delivery and Payment. (a) Delivery of and payment for the Initial Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on March 13, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives, of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Initial Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         (b) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at World Financial Center, North Tower, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by


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the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         5. Agreements. The Company agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any


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proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

         (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

         (f) Except as contemplated by the Operative Documents and the Underwriting Agreement dated as of March 7, 2001 between the Company and the Underwriters named therein relating to the sale by the Company of shares of Common Stock, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Equity Units, Purchase Contracts, or Common Stock or any securities substantially similar to Equity Units, Purchase Contracts, or Common Stock or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of ninety days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

         (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities;
(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to but not exceeding an aggregate of $10,000 in the case of (vi) and (vii)); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the cost of printing the Indenture and certificates representing the Debentures, (xi) the cost and charges of the Debt Trustee, the Purchase Contract Agent, the Collateral Agent and any other fiduciary agents; (xii) any fees payable to rating agencies in connection with the rating of the Securities and (xiii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

         (i) The Company will use its best efforts to effect the listing of the Corporate Units and the Shares on the New York Stock Exchange.

         (j) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts and shall take all actions necessary to keep effective the Registration Statement with respect to the Shares.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the

Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have requested and caused Gibson, Dunn & Crutcher LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by the Company;

                  (ii) each of the Purchase Contract Agreement, the Remarketing Agreement, the Pledge Agreement and the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable Company in accordance with its terms;

                  (iii) The Corporate Units (i) are entitled to the benefits of the Purchase Contract Agreement, (ii) have been duly authorized, executed and delivered by the Company, and (iii) when authenticated by the Purchase Contract Agent in the manner provided for in the Purchase Contract Agreement and delivered to the Underwriters against payment therefor as set forth in this Agreement and assuming the certificates evidencing the Corporate Units have been duly executed by the Purchase Contract Agent as attorney-in-fact of the holders thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                  (iv) The Debentures (i) are entitled to the benefits of the Indenture, (ii) have been duly authorized, executed and delivered by the Company, and (iii) when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered to the Underwriters against payment therefor as set forth in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                  (v) the Shares initially subject to the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts, will be validly issued, fully paid and non-assessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's Certificate of Incorporation or Delaware law;

                  (vi) the issuance of the Corporate Units is not subject to preemptive or other similar rights pursuant to the Company's Certificate of Incorporation or Delaware law;

                  (vii) the certificates for the Corporate Units are in the respective forms contemplated by the Purchase Contract Agreement, the certificates for the Debentures are in the forms contemplated by the Indenture and the certificates for the Shares comply with all applicable requirements of Delaware law and the applicable requirements of the New York Stock Exchange;

                  (viii) the Indenture has been qualified under the Trust Indenture Act;

                  (ix) the statements included in the Final Prospectus under the captions "Description of the Equity Units", "Description of the Purchase Contracts" (except under the heading "Book-Entry System"), "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement", "Description of the Debentures" and "Description of Debt Securities", to the extent they purport to summarize the provisions of the Purchase Contract Agreement, the Remarketing Agreement, the Pledge Agreement, the Indenture, the Debentures and the Corporate Units, fairly summarize such provisions;

                  (x) To the extent that the statements in the Final Prospectus under the heading "Material Federal Income Tax Consequences" purport to describe specific provisions of the Internal Revenue Code, such statements present, in all material respects, an accurate summary of such provisions.

                  (xi) Upon the occurrence of a Termination Event (as defined in the

         Purchase Contract Agreement), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement and Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Debentures; provided, however, that procedural restrictions respecting relief from the automatic stay under
         Section 362 of the Code may affect the timing of the exercise of such rights and remedies.

                  (xii) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; and

                  (xiii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

         The foregoing opinions as to enforceability and the legal, valid and binding nature of obligations may be subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. The opinion of Gibson Dunn and Crutcher LLP may be subject to other customary exceptions, assumptions and qualifications.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the

State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

         Furthermore, following the opinion paragraphs, such counsel shall state the following:

         "We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement and/or Final Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement and/or Final Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and/or Final Prospectus, except to the extent set forth below in the last sentence of the immediately following paragraph.

         On the basis of the foregoing, and except for the financial statements and schedules and other financial and statistical data included therein, as to which we express no opinion or belief, no facts have come to our attention that lead us to believe that the Registration Statement, on the Effective Date or on the date the Registration Statement was last deemed amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading."

         (c) The Company shall have furnished to the Representatives the opinion of James J. Bender, Esq., general counsel of the Company, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus and to enter into and perform its obligations under, and as contemplated under, the Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a Material Adverse Effect;

                  (ii) all the outstanding shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of each of the Subsidiaries are owned of record by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance other than such liens or other security interests granted or created in connection with indebtedness of the projects owned by such Subsidiaries;

                  (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding

                  (iv) there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                  (v) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the other Operative Documents, except such as have been obtained under the Act, the Trust Indenture Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (about which such counsel need express no opinion) in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

                  (vi) none of the issuance and sale of the Securities pursuant hereto, the issuance and sale of the Shares pursuant to the Purchase Contracts and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Operative Documents will conflict with, result in a breach or violation of or constitute a default under, (i) the charter or by-laws of the Company or its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties, except in the cases of clauses (ii) and (iii) above, such conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect

                  (vii) except as set forth in the Final Prospectus and except for (i) San Francisco Thermal, Limited Partnership, (ii) Pittsburgh Thermal, Limited Partnership, and (iii) RSD Power Partners, L.P., (each of which is subject to regulation by virtue of its steam sales) none of the Company or its Subsidiaries is subject to regulation as a Regulated Utility or any similar term by any federal law, law of the state of Minnesota or Minnesota public utility commission or federal regulatory body or under any such law as a Regulated Utility other than as public utilities that have been granted market-based rates under the Federal Power Act or any state regulation applicable to "exempt wholesale generators," as defined in Section 32 of PUHCA;

                  (viii) none of the Company or its Subsidiaries is an "electric utility company", a "public utility company", a "holding company", a "subsidiary company" of any of the foregoing, an "affiliate" of any of the foregoing, or an "affiliate" of a "subsidiary" of a "holding company" (except insofar as the

         Company is a subsidiary of a registered holding company), each as defined in PUHCA;

                  (ix) except as set forth in the Final Prospectus, the Company and its Subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct their business as described in the Final Prospectus, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith would not be reasonably likely to have a Material Adverse Effect and, to the knowledge of such counsel, none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit which, individually or in the aggregate, if it became the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect; and

                  (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived with respect to the offering of the Securities.

         (d) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto), the Operative Documents and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Representatives shall have received from counsel for The Bank of New York, as Purchase Contract Agent, such opinion or opinions, dated the Closing Date and addressed to the Representatives to the effect that:

                  (i) The Bank of New York is duly incorporated and is validly existing as a banking corporation with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

                  (ii) The execution, delivery and performance by the Purchase

         Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (iii) the execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

         (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (g) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have audited the consolidated financial statements of the Company for the years in the period ended December 31, 2000, December 31, 1999 and December 31, 1998 and as at December 31, 2000, December 31, 1999 and December 31, 1998, respectively, in accordance with generally accepted auditing standards, and stating in effect that:

                  (i) in their opinion the audited consolidated financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the unaudited consolidated financial statements for January of both 2000 and 2001 made available by the Company and its subsidiaries, having been advised by officials of the Company that no financial statements as of any date or for any period subsequent to January 31, 2001 were available; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2000 and as to whether the unaudited consolidated financial statements for January of both 2000 and 2001 are stated on a basis substantially consistent with that of the audited consolidated financial statements in the Registration Statement, nothing came to their attention which caused them to believe that, with respect to the period subsequent to December 31, 2000, there were, at January 31, 2001, any increases in the long-term debt or total current liabilities of the Company and its subsidiaries or decreases in the stockholders' equity of the Company or decreases in total current assets or total assets of the Company and its subsidiaries as compared with the amounts shown on the December 31, 2000 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2001 to January 31, 2001 there were any decreases, as compared with the corresponding period in the previous year, in consolidated operating revenues or income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                  (iii) on the basis of a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2000, nothing came to their attention which caused them to believe that, with respect to the period subsequent to January 31, 2001, there were, at a specified date not more than five days prior to the date of the letter, any increases in the long-term debt or total current liabilities of the Company and its subsidiaries or decreases in the stockholders' equity of the Company or decreases in total current assets or total assets of the Company and its subsidiaries as compared with the amounts shown on the December 31, 2000 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from February 1, 2001 to such specified date there were any decreases, as compared with the corresponding period in the previous year, in consolidated operating revenues or income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                  (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the financial information set forth under the captions "Summary and Consolidated Financial and Operating Data", (i) certain information included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in the Registration Statement and the Final Prospectus, (ii) certain information included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, and (iii) certain information included or incorporated by reference in the Company's Current Report on Form 8-K dated March 5, 2001, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease in the items specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

         (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (k) At the date of this Agreement, the Corporate Units and the Shares shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of the Company, 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota, on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Merrill Lynch, Pierce, Fenner & Smith Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of a material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to the Representatives, (x) delivery of the Final Prospectus was required to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, and

         (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

         (c)      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d)      In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange, trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred, or
(iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Attention: Robert Craig (fax no.: (212) 449-7148) and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, North Tower, New York, New York, 10291-1209, Attention: Robert Craig and Credit Suisse First Boston Corporation, Transactions Advisory Group (fax no.: (212) 892-0679) and confirmed to the Transactions Advisory Group, Credit Suisse First Boston Corporation, at 11 Madison Avenue, New York, New York, 10010-3629, Attention:
Transactions Advisory Group; or, if sent to the Company, will be mailed, delivered or telefaxed to James J. Bender, Vice President and General Counsel (fax no: (612) 373-5392) and confirmed to it at NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402-3265, Attention: General Counsel.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law, executive order or regulation to close in New York City.

         "Commission" shall mean the Securities and Exchange Commission.

         "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

         "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

         "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

         "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                          Very truly yours,

                                          NRG ENERGY, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Credit Suisse First Boston Corporation
CIBC World Markets Corp.
J. P. Morgan Securities Inc.
Salomon Smith Barney Inc.

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
   -------------------------------------
   Name:  Robert Craig
   Title: Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


                                                                       NUMBER OF
                                                                         INITIAL
UNDERWRITERS                                                       SECURITIES TO
------------                                                        BE PURCHASED
                                                                   -------------
Merrill Lynch, Pierce, Fenner & Smith                                 4,000,001
               Incorporated.......................................
Credit Suisse First Boston Corporation............................    4,000,001
CIBC World Markets Corp...........................................      666,666
J. P. Morgan Securities Inc.......................................      666,666
Salomon Smith Barney Inc..........................................      666,666
         TOTAL....................................................   10,000,000

                                   SCHEDULE II


                            Significant Subsidiaries

Arthur Kill Power LLC
COBEE Holdings Inc.
Devon Power LLC
Flinders Coal Pty Ltd
Granite Power Partners II, L.P.
Huntley Power LLC
Killingholme Generation Limited
Killingholme Holdings Limited
Killingholme Power Limited
Lambique Beheer B.V.
Louisiana Generating LLC
Middletown Power LLC
Montville Power LLC
NEO Corporation
NEO Landfill Gas Inc.
Norwalk Power LLC
NRG International, Inc.
NRG Northeast Generating LLC
NRG South Central Generating LLC
NRG Thermal Corporation NRG West Coast Inc.
NRGenerating Holdings (No. 15) B.V.
NRGenerating Holdings (No. 4) B.V.
NRGenerating International B.V.
NRGenerating, Ltd.
Sterling Luxembourg (No. 1) s.a.r.l.
Sunshine State Power (No. 2) B.V.
Sunshine State Power B.V.
Tosli Investments N.V.

                                  SCHEDULE III


                    Changes in Percentage Ownership Interest


None